UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On August 8, 2012, Royal Gold, Inc. (“Royal Gold” or the “Company”) and one of its wholly-owned subsidiaries entered into a First Amendment (the “First Amendment”) to the Amended and Restated Purchase and Sale Agreement, dated December 14, 2011 (the “Amended and Restated Agreement”), by and among Royal Gold and its subsidiary, and Thompson Creek Metals Company Inc. (“Thompson Creek”) and one of Thompson Creek’s wholly-owned subsidiaries. Among other things and subject to certain conditions, Royal Gold has agreed to purchase an additional 12.25% of the payable gold from the Mt. Milligan copper-gold project in exchange for $200 million, of which $75 million will be paid shortly after the effectiveness of the First Amendment. Thompson Creek intends to use the proceeds from the First Amendment to finance a portion of the construction of the Mt. Milligan project and related costs.

The First Amendment will not become effective until the satisfaction of various conditions set forth therein, including, among other things, Thompson Creek amending certain provisions of its senior secured revolving credit agreement and approval of the lenders thereunder to the First Amendment. Royal Gold may terminate the First Amendment if the conditions have not been satisfied within 30 days of the date of the First Amendment. If Royal Gold terminates the First Amendment, or if the First Amendment otherwise fails to become effective, the Amended and Restated Agreement will continue as currently in effect.

Upon the effectiveness of the First Amendment, Royal Gold will increase its aggregate investment in the Mt. Milligan project (including amounts previously funded under the Amended and Restated Agreement and commitments for future funding) from $581.5 million to $781.5 million. Royal Gold also will be entitled to purchase a total of 52.25% of the payable ounces of gold produced from the Mt. Milligan project at the same purchase price as currently set forth in the Amended and Restated Agreement, which is equal to the lesser of $435, with no inflation adjustment, or the prevailing market price for each payable ounce of gold (regardless of the number of payable ounces delivered to Royal Gold).

Upon the effectiveness of the First Amendment, the amount of future scheduled payments to Thompson Creek under the Amended and Restated Agreement will increase from $216.9 million to $326.9 million, with $75 million due three business days after effectiveness. Future scheduled quarterly payments will be revised to total $251.9 million, with $45 million due September 1, 2012, $95 million due December 1, 2012, $62 million due March 1, 2013, $37 million due June 1, 2013 and $12.9 million due September 1, 2013. Royal Gold’s obligation to make these quarterly payments is subject to the satisfaction of certain conditions included in the Amended and Restated Agreement and the First Amendment (including that the aggregate amount of historical payments made by Royal Gold plus the applicable quarterly payment is less than the aggregate costs of developing the Mt. Milligan project incurred or accrued by Thompson Creek as of the date of the applicable quarterly payment).  In the event that a quarterly payment is postponed as a result of the failure by Thompson Creek to satisfy a condition precedent, all subsequent quarterly payments will be adjusted forward one full calendar quarter until such time as all conditions precedent have been satisfied for the next scheduled quarterly payment.

As amended, the Amended and Restated Agreement will contain representations and warranties that each party will make to each other as of the effective date of the First Amendment, as well as representations and warranties that Thompson Creek and its subsidiary will make as of or immediately prior to the date that Royal Gold makes the $75 million cash payment and each date that Royal Gold makes a quarterly payment. The assertions embodied in those representations and warranties will be made solely for the purpose of the Amended and Restated Agreement, which governs the contractual rights and relationships, and allocates risks, among the parties thereto, and may be subject to important qualifications and limitations agreed to by Royal Gold and Thompson Creek in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from that which may be viewed as material to stockholders. For the foregoing reasons, no person should rely on the representations and warranties made by the parties to the Amended and Restated Agreement as statements of factual information at the time they were made or otherwise.

The foregoing description of the terms of the First Amendment is qualified in its entirety by the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Royal Gold first announced the Amended and Restated Agreement in a press release on December 15, 2011 and filed the Amended and Restated Agreement as an exhibit to a Form 8-K filed on December 15, 2011.

Mt. Milligan is an open pit copper-gold project that is in the advanced stages of construction. Thompson Creek estimates that commercial production will commence in late calendar 2013. According to a National Instrument 43-101 technical report regarding the Mt. Milligan project filed on the System for Electronic Document Analysis and Retrieval (SEDAR) under Thompson Creek’s profile on October 13, 2011, proven and probable reserves total 482 million tonnes (0.20% copper; 0.39 g/t gold), containing 2.1 billion pounds of copper and 6.0 million ounces of gold, which reserves are estimated to support a mine life of approximately 22 years, with the project estimated to produce approximately 194,000 ounces of gold per year over the life of the mine, including estimated average production of 262,500 ounces of gold annually during the first six years of operation.

Item 8.01                                             Other Events

On August 9, 2012, Royal Gold issued a press release announcing the execution of the Amendment.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits

10.1

First Amendment to Amended and Restated Purchase and Sale Agreement by and among Royal Gold, Inc., RGLD Gold AG, Thompson Creek Metals Company Inc. and Terrane Metals Corp. dated as of August 8, 2012.*

99.1	Press Release dated August 9, 2012.

*

Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text). This exhibit has been filed separately with the U.S. Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: August 9, 2012	By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit No.

10.1

First Amendment to Amended and Restated Purchase and Sale Agreement by and among Royal Gold, Inc., RGLD Gold AG, Thompson Creek Metals Company Inc. and Terrane Metals Corp. dated as of August 8, 2012.*

99.1	Press Release dated August 9, 2012.

*

Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text). This exhibit has been filed separately with the U.S. Securities and Exchange Commission pursuant to a request for confidential treatment.